For Immediate Release
Investor Contact:      Leigh Parrish
Financial Dynamics
212-850-5651
lparrish@fd-us.com
Media Contact:      Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO FILES MOTION FOR PRELIMINARY INJUNCTION AGAINST
DEPARTMENT 56, INC. BASED ON AMENDED COMPLAINT
ITASCA, Ill. – August 15, 2005—Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden décor industries, today filed a motion for preliminary injunction against Department 56, Inc. based on Enesco’s Amended Complaint in the United States District Court, Northern District of Illinois, Eastern Division. Enesco seeks preliminary injunctive relief relating to Enesco’s claim that Department 56 has been unfairly competing through allegedly false and misleading statements and conduct.
The amended complaint alleges that the actions of Department 56 violate federal unfair competition laws, as well as the Illinois Uniform Deceptive Trade Practices Act and the Illinois Consumer Fraud and Deceptive Business Practices Act. The motion for preliminary injunction seeks an order preliminarily prohibiting Department 56 from engaging in conduct that constitutes unfair competition.
Enesco is vigorously pursuing adherence to its current license agreement, and does not seek to terminate its license agreement with Jim Shore Designs in the amended complaint.
About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 30,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Canada, Australia, Mexico, and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Heartwood Creek, Walt Disney Company, Walt Disney Classics Collection, Jim Shore, Pooh & Friends, Nickelodeon, Bratz, Halcyon Days, Lilliput Lane and Border Fine Arts, among others. Further information is available on the Company’s web site at www.enesco.com.
This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company’s success in developing new products and consumer reaction to the Company’s new products; the Company’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Heartwood Creek and Disney licenses; the Company’s ability to grow revenues in mass and niche market channels; the Company’s ability to comply with covenants contained in its credit facility; the Company’s ability to obtain a new global senior credit facility; the Company’s ability to effectively stablize the legacy information system; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.
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